Exhibit 99.2

2011 Fourth Quarter Earnings Call November 29, 2011 www.BeaconRoofingSupply.com 1 $- $100 $200 $300 $400 $500 $600 2011 2010 $555.3 $480.4 $127.2 $105.3 Sales Gross Profit / Margin Quarterly Results 21.9% Existing Market Sales, Gross Profit & Gross Margin Existing Market Product Mix 47.2% 40.6% 12.2% Residential Roofing Non-Residential Roofing Complementary Northeast 9.2% Mid-Atlantic 6.6% Southeast 23.9% Southwest 16.8% Midwest 22.5% West 52.0% Canada 11.3% Total 15.6% Organic Sales Growth (Decline) 22.9% $ in millions Existing Markets results exclude branches acquired after the beginning of last year’s fourth quarter

2011 Fourth Quarter Earnings Call November 29, 2011 www.BeaconRoofingSupply.com 2 $ in millions 15.5% of Sales $- $20 $40 $60 $80 $100 2011 2010 $81.3 $74.8 14.6% of Sales 15.6% of Sales Existing Market Operating Expenses Quarterly Results Payroll 4.2$ Selling 2.4 G&A 0.8 Depreciation & Amortization (0.9) Total 6.5$ Operating Expense Incr (Decr)

2011 Fourth Quarter Earnings Call November 29, 2011 www.BeaconRoofingSupply.com 3 Existing Market Operating Margin Diluted EPS $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 2011 2010 $ 0.56* $ 0.37 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 2011 2010 8.3% 6.3% Quarterly Results * 2011 Diluted EPS excludes one - time tax benefit of $0.11 per share

2011 Fourth Quarter Earnings Call November 29, 2011 www.BeaconRoofingSupply.com 4 $- $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 2011 2010 $1,730.3 $1,583.7 $399.3 $355.0 Sales Gross Profit / Margin Annual Results 22.4% Existing Market Sales, Gross Profit & Gross Margin Existing Market Product Mix 46.3% 39.6% 14.1% Residential Roofing Non-Residential Roofing Complementary Northeast 9.9% Mid-Atlantic 8.5% Southeast 1.0% Southwest 6.0% Midwest 15.8% West 18.7% Canada 1.3% Total 9.3% Organic Sales Growth (Decline) 23.1% $ in millions Annual Existing Markets results exclude branches acquired during 2011 and 2010.

2011 Fourth Quarter Earnings Call November 29, 2011 www.BeaconRoofingSupply.com 5 $ in millions 15.5% of Sales $- $50 $100 $150 $200 $250 $300 2011 2010 $296.7 $280.3 17.1% of Sales 17.7% of Sales Existing Market Operating Expenses Annual Results Payroll 12.0$ Selling 5.4 Bad Debts 3.3 Depreciation & Amortization (3.8) Warehouse (0.6) Total 16.3$ Operating Expense Incr (Decr)

2011 Fourth Quarter Earnings Call November 29, 2011 www.BeaconRoofingSupply.com 6 Existing Market Operating Margin Diluted EPS $- $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 2011 2010 $ 1.16* $0.75 0.0% 2.0% 4.0% 6.0% 8.0% 2011 2010 5.9% 4.7% Annual Results * 2011 D iluted EPS excludes a one - time tax benefit of $0.11 per share.

2011 Fourth Quarter Earnings Call November 29, 2011 www.BeaconRoofingSupply.com 7 $34.5 $59.2 $39.4 $20.1 $- $10 $20 $30 $40 $50 $60 $70 $80 2010 2011 Net Income Non-Cash & Working Capital Adjustments $79.3 $73.9 $ in millions Cash Flow From Operations Annual Results